
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial infstruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                       5,305,138
<SECURITIES>                                         0
<RECEIVABLES>                                   22,153
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              54,021,752<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                54,021,752<F2>
<SALES>                                              0
<TOTAL-REVENUES>                           (3,952,559)<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,295,611
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (6,134,952)<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (6,134,952)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (6,134,952)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,241,069, net option premiums of $(297,250) and Investment in U.S. Treasury Securities of $47,750,642.
<F2>Liabilities include redemptions payable of $2,408,129, accrued brokerage fee of $190,236, accrued administrative fees of $217,507, accrued management fees of $47,559, and accrued transaction fees and costs of $11,286.
<F3>Total revenues include realized trading revenue of $(3,403,033), net change in unrealized of $453,340, interest income of $2,274,839 and change in valuation of Yield Pool of $(3,277,705).
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in loss of $113,218.

